EXHIBIT 99.2

Premier Exhibitions, Inc. Announces Closing of Merger With Dinoking Tech Inc.

ATLANTA, Nov. 2, 2015 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (NASDAQ:PRXI) ("Premier"), a leading presenter of museum-quality touring exhibitions around the world, announced that on November 1, 2015, it acquired the outstanding shares of Dinoking Tech Inc. ("Dinoking") through the issuance of Premier shares and shares exchangeable for Premier shares. Premier previously announced that its shareholders voted in favor of the transaction on October 29, 2015. On November 1, 2015, Premier executed all agreements necessary to close on its acquisition of the Dinoking shares effective that date.

On November 2, 2015, pursuant to the Merger Agreement, Premier's board of directors appointed Mr. Daoping Bao as the Executive Chairman of the Board, President and Chief Executive Officer of Premier, and each subsidiary of the company, as of the closing of the merger of Premier and Dinoking. Michael Little, who had served as Premier's Interim Chief Executive Officer, will continue to serve as Premier's Chief Financial Officer and Chief Operating Officer.

In addition, on November 2, 2015, the board of directors increased its size to seven and appointed four new directors to the board – Daoping Bao, Premier's new Chief Executive Officer, Michael Evans, a principal at Evans & Evans, an international investment banking firm, Sid Dutchak, Calgary based businessman with a background in corporate restructuring and public company management, and Mingcheng Tao, former Chief Executive Officer and director of BesTV Network Television Technology Development Co., Ltd.

About Premier Exhibitions, Inc.:

Premier Exhibitions, Inc. (Nasdaq:PRXI), located in Atlanta, GA, is a major provider of museum quality exhibitions throughout the world and a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company's exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues. Additional information about Premier Exhibitions, Inc. is available at www.prxi.com.

About Dinoking Tech Inc.:

Dinoking Tech Inc. is a holding company operating under the name Dinosaurs Unearthed. Dinosaurs Unearthed, located in Richmond, British Columbia, Canada, is an industry-leading traveling exhibition company with a range of exhibition products designed and developed by its creative and innovative team of experts and scientific advisors. Exhibition products include Dinosaurs Unearthed, Dinosaurs Alive!, Extreme Dinosaurs, Xtreme BUGS!, Creatures of the Deep. The company creates outstanding immersive guest experiences that are engaging, entertaining and grounded in current science. Since the company's launch in 2007, exhibitions have opened throughout North America, Australia, Asia, Europe and the Middle East, inspiring millions of guests in museums, science centers, zoos, amusement parks and other unique venues. Additional information about Dinosaurs Unearthed is available at www.dinosaursunearthed.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions, Inc. believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions, Inc. can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.

In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions, Inc. that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, changes in general economic conditions, uncertainty regarding the results of certain legal proceedings, competition, and changes in the law or in the enforcement of the law that restricts business operations or content use. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "intend," "expect," "will," "anticipate," "estimate," "opportunity," "potential" or "continue" or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions, Inc.'s most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Premier Exhibitions, Inc. does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT: Investor Contact:

         Michael J. Little
         Chief Financial and Chief Operating Officer
         (404) 842-2600
         mlittle@prxi.com